                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-91178) pertaining to the Park National Corporation Employees Stock Ownership Plan of our report dated June 23, 2004, with respect to the financial statements and schedules of the Park National Corporation Employees Stock Ownership Plan included in this Annual Report (Form 11-K) for the fiscal year ended December 31, 2003

                                                 /s/ Ernst & Young, LLP

Columbus, Ohio
June 23, 2004